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                                                                 EXHIBIT 23.1(c)



               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-62053) pertaining to the Citizens Financial Services, FSB Employees' Savings and Profit Sharing Plan and Trust of our report dated February 27, 2004, with respect to the 2003 consolidated financial statements of CFS Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission and to the incorporation by reference of our report dated May 25, 2004, with respect to the 2003 financial statements and schedules of the Citizens Financial Services, FSB Employees' Savings and Profit Sharing Plan and Trust for the year ended December 31, 2004 included in its Annual Report (Form 11-K) filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
August 1, 2005